Exhibit 5.1

May 28, 2024

Permian Resources Corporation

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

Ladies and Gentlemen:

We have acted as counsel for Permian Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate 6,242,000 shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company.

We have also participated in the preparation of a Prospectus relating to the Shares (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus; (iii) the Fifth Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Prospectus and the Registration Statement and related matters; (v) the minutes and records of the corporate proceedings of the Company that have occurred prior to the date hereof with respect to the issuance of the Shares, the Registration Statement, the Prospectus and related matters; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed.

We have also reviewed such questions of law as we have deemed necessary or appropriate. As to any facts material to our opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates from officers of the Company and other representatives of the Company, and upon certificates of public officials.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any

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May 28, 2024

document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement and any subsequent amendments (including additional post-effective amendments) will have become effective and comply with all applicable laws; (vii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934; (viii) if applicable, one or more prospectus supplements or term sheets, as applicable, will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws; (ix) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus and any applicable prospectus supplement; and (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will, as applicable, have been duly authorized and validly executed and delivered by the Selling Stockholders and the other parties thereto. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations or as to the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion expressed in this letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.